As filed with the Securities and Exchange Commission on January 23, 2009
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALEANT PHARMACEUTICALS INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
33-0628076
(I.R.S. Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of Principal Executive Offices, Including Zip Code)
VALEANT PHARMACEUTICALS INTERNATIONAL 2006 EQUITY INCENTIVE PLAN
(Full Title of the Plan)
STEVE T. MIN, ESQ.
Executive Vice President and General Counsel
Valeant Pharmaceuticals International
One Enterprise
Aliso Viejo, California 92656
(949) 461-6000
(Name and Address of Agent For Service)
(Telephone Number, Including Area Code, of Agent For Service)
with copies to
D. BRADLEY PECK
THOMAS WELK
Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	Maximum	Maximum	Amount of
Securities To	To Be	Offering Price	Aggregate	Registration
Be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee
Common Stock, $.01 par value per share	4,840,000	$21.115	$102,196,600	$4,016.33

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares issuable under the 2006 Equity Incentive Plan (the “Plan”) as set forth herein that may become issuable under the plan in connection with stock splits, stock dividends, recapitalizations or similar transactions effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported by the New York Stock Exchange on January 21, 2009, which was $21.115.

SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-142651 AND 333-109879
     This Registration Statement relates to 4,840,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Valeant Pharmaceuticals International, a Delaware corporation (the “Registrant”), issuable pursuant to the Plan. The Plan is a successor to and continuation of the Registrant’s 2003 Equity Incentive Plan (the “2003 Plan”). On May 4, 2007, the Registrant filed a Form S-8 Registration Statement (file no. 333-142651) to register 4,200,000 shares of Common Stock issuable pursuant to the Plan. On October 22, 2003, the Registrant filed a Form S-8 Registration Statement (file no. 333-109879) to register 10,590,000 shares of Common Stock issuable pursuant to the 2003 Plan. As permitted by the rules of the Securities and Exchange Commission (the “SEC”), pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above. As permitted by the rules of the SEC, this Registration Statement omits the information specified in Part I of Form S-8. Document(s) containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not filed with the SEC pursuant to Rule 424 under the Securities Act, and such document(s) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

EXHIBITS

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2003, filed by the Registrant on November 12, 2003)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed by the Registrant on February 25, 2008).

3.3	Certificate of Correction to Restated Certificate of Incorporation, dated April 3, 2006 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-Q for the quarter ended September 30, 2007, filed by the Registrant on November 8, 2007)

4.1	Form of Rights Agreement (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-4, filed by the Registrant on September 30, 1994).

4.2	Amendment No. 1 to Rights Agreement, dated as of October 5, 2004, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form 8-A/A, filed by the Registrant on October 6, 2004).

4.3	Amendment No. 2 to Rights Agreement, dated as of June 5, 2008, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form 8-A/A, filed by the Registrant on June 6, 2008).

4.4	Valeant Pharmaceuticals International 2006 Equity Incentive Plan, as amended (incorporated by reference to Annex E to the Registrant’s Definitive Proxy Statement on Schedule 14A filed by the Registrant on April 4, 2008).

5.1	Opinion of Cooley Godward Kronish LLP regarding the legality of the shares of Common Stock covered by the Registration Statement.

23.1	Consent of Independent Accountants.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney is contained on signature page hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, state of California, on this 23rd day of January, 2009.

VALEANT PHARMACEUTICALS INTERNATIONAL

By: /s/ J. Michael Pearson
Name: J. Michael Pearson
Title: Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement Valeant Pharmaceuticals International may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Michael Pearson J. Michael Pearson	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 23, 2009

/s/ Peter J. Blott Peter J. Blott	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 18, 2009

/s/ Robert A. Ingram Robert A. Ingram	Director	January 21, 2009

/s/ Richard H. Koppes Richard H. Koppes	Director	January 20, 2009

/s/ Lawrence N. Kugelman Lawrence N. Kugelman	Director	January 23, 2009

/s/ Anders Lönner Anders Lönner	Director	January 20, 2009

Signature	Title	Date

/s/ Theo Melas-Kyriazi Theo Melas-Kyriazi	Director	January 23, 2009

/s/ G. Mason Morfit G. Mason Morfit	Director	January 23, 2009

/s/ Norma A. Provencio Norma A. Provencio	Director	January 23, 2009

EXHIBIT INDEX

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2003, filed by the Registrant on November 12, 2003)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed by the Registrant on February 25, 2008).

3.3	Certificate of Correction to Restated Certificate of Incorporation, dated April 3, 2006 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-Q for the quarter ended September 30, 2007, filed by the Registrant on November 8, 2007)

4.1	Form of Rights Agreement (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-4, filed by the Registrant on September 30, 1994).

4.2	Amendment No. 1 to Rights Agreement, dated as of October 5, 2004, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form 8-A/A, filed by the Registrant on October 6, 2004).

4.3	Amendment No. 2 to Rights Agreement, dated as of June 5, 2008, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form 8-A/A, filed by the Registrant on June 6, 2008).

4.4	Valeant Pharmaceuticals International 2006 Equity Incentive Plan, as amended (incorporated by reference to Annex E to the Registrant’s Definitive Proxy Statement on Schedule 14A filed by the Registrant on April 4, 2008).

5.1	Opinion of Cooley Godward Kronish LLP regarding the legality of the shares of Common Stock covered by the Registration Statement.

23.1	Consent of Independent Accountants.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney is contained on signature page hereto.